CEO Certification

I, James P. Janicki, Chief Executive Officer of MetaSolv, Inc. (the “Company”), hereby certify that the accompanying report on Form 10-Q for the period ending March 31, 2003 as of May 14, 2003 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial operations and results of operations of the Company.

/s/ James P. Janicki

Name: James P. Janicki,

Chief Executive Officer

May 14, 2003

CFO Certification

I, Glenn A. Etherington, Chief Financial Officer of MetaSolv, Inc. (the “Company”), hereby certify that the accompanying report on Form 10-Q for the period ending March 31, 2003 dated as of May 14, 2003 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial operations and results of operations of the Company.

/s/ Glenn A. Etherington

Name: Glenn A. Etherington,

Chief Financial Officer

May 14, 2003